Exhibit T3A.13

FILE COPY

CERTIFICATE OF INCORPORATION
OF A PRIVATE LIMITED COMPANY

Company No. 6317129

The Registrar of Companies for England and Wales hereby certifies that

NO 641 LEICESTER LIMITED

is this day incorporated under the Companies Act 1985 as a private

company and that the company is limited.

Given at Companies House, Cardiff, the 18th July 2007

N06317129G

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House
— for the record —

HC007B

Oyez

Please complete in typescript, or in bold black capitals

CHFP041

12

Declaration on application for registration

6317129.

Company Name in full NO 641 LEICESTER LIMITED

I, LINDSAY WHEATCROFT

of 20 NEW WALK, LEICESTER, LE1 6TX

† Please delete as appropriate

do solemnly and sincerely declare that I am a †[Solicitor engaged in the formation of the company][person named as director or secretary of the company in the statement delivered to the Registrar under section 10 of the Companies Act 1985] and that all the requirements of the Companies Act 1985 in respect of the registration of the above company and of matters precedent and incidental to it have been complied with

And I make this solemn Declaration conscientiously believing the same to be true and by virtue of the Statutory Declarations Act 1835

Declarant's signature [signature]

NELSONS
Provincial House
37 New Walk
Leicester
LE1 6TU

Declared at NELSONS.

Day	Month	Year
10	07	2007

on 10 07 2007

① Please print name

before me① MATTHEW OWEN.

Signed [signature] **Date** 10072007

† A Commissioner for Oaths or Notary Public or Justice of the Peace or Solicitor

You do not have to give any contact information in the box opposite but if you do, it will help Companies House to contact you if there is a query on the form The contact information that you give will be visible to searchers of the public record

Harvey Ingram LLP
20 New Walk, Leicester,
LE1 6TX Tel 0116 2545454
DX number Leiceste DX exchange 17014

THURSDAY
A2JRMR65
A05 12/07/2007 571
COMPANIES HOUSE

When you have completed and signed the form please send it to the Registrar of Companies at
Companies House, Crown Way, Cardiff, CF14 3UZ DX 33050 Cardiff
for companies registered in England and Wales **or**
Companies House, 37 Castle Terrace, Edinburgh, EH1 2EB
for companies registered in Scotland **DX 235 Edinburgh**
or LP - 4 Edinburgh 2

Oyez

10

Please complete in typescript, or in bold black capitals.

CHFP041

First directors and secretary and intended situation of registered office

Notes on completion appear on final page

Company Name in full NO 641 LEICESTER LIMITED

Proposed Registered Office (PO Box numbers only, are not acceptable) 20 NEW WALK

Post town LEICESTER

County / Region LEICESTERSHIRE Postcode LE1 6TX

If the memorandum is delivered by an agent for the subscriber(s) of the memorandum mark the box opposite and give the agent's name and address

Agent's Name

Address

Post town

County / Region Postcode

Number of continuation sheets attached

You do not have to give any contact information in the box opposite but if you do, it will help Companies House to contact you if there is a query on the form. The contact information that you give will be visible to searchers of the public record

Harvey Ingram LLP

20 New Walk, Leicester,

LE1 6TX Tel 0116 2545454

DX number Leicester DX exchange 17014

THURSDAY

A2JRLR64

A05 12/07/2007 572

COMPANIES HOUSE

When you have completed and signed the form please send it to the Registrar of Companies at

Companies House, Crown Way, Cardiff, CF14 3UZ for companies registered in England and Wales **DX 33050 Cardiff**

or

Companies House, 37 Castle Terrace, Edinburgh, EH1 2EB for companies registered in Scotland **DX 235 Edinburgh or LP - 4 Edinburgh 2**

Company Secretary (see notes 1-5)

Company name	NO 641 LEICESTER LIMITED
NAME *Style / Title	
*Honours etc	
Forename(s)	
Surname	HARVEY INGRAM SECRETARIES LIMITED
Previous forename(s)	
Previous surname(s)	
Address ††	20 NEW WALK
Post town	LEICESTER
County / Region	LEICESTERSHIRE
Postcode	LE1 6TX
Country	ENGLAND

*Voluntary details

†† Tick this box if the address shown is a service address for the beneficiary of a Confidentiality Order granted under section 723B of the Companies Act 1985 otherwise, give your usual residential address In the case of a corporation or Scottish firm, give the registered or principal office address

I consent to act as secretary of the company named on page 1

Consent signature [signature] Date 10 7.07

duly authorised for and on behalf of Harvey Ingram Secretaries Limited

Directors (see notes 1-5)

Please list directors in alphabetical order

NAME *Style / Title	
*Honours etc	
Forename(s)	
Surname	HARVEY INGRAM DIRECTORS LIMITED
Previous forename(s)	
Previous surname(s)	
Address ††	20 NEW WALK
Post town	LEICESTER
County / Region	LEICESTERSHIRE
Postcode	LE1 6TX
Country	ENGLAND
Date of birth (Day Month Year)	
Nationality	
Business occupation	
Other directorships	

†† Tick this box if the address shown is a service address for the beneficiary of a Confidentiality Order granted under section 723B of the Companies Act 1985 otherwise, give your usual residential address In the case of a corporation or Scottish firm, give the registered or principal office address

I consent to act as director of the company named on page 1

Consent signature [signature] Date 10 7.07

duly authorised for and on behalf of Harvey Ingram Directors Limited

Directors (see notes 1-5)

Please list directors in alphabetical order

NAME		
*Style / Title		*Honours etc
Forename(s)		
Surname		
Previous forename(s)		
Previous surname(s)		

*Voluntary details

†† Tick this box if the address shown is a service address for the beneficiary of a Confidentiality Order granted under section 723B of the Companies Act 1985 otherwise, give your usual residential address In the case of a corporation or Scottish firm, give the registered or principal office address

Address ††		
Post town		
County / Region		Postcode
Country		

	Day Month Year	
Date of birth		Nationality
Business occupation		
Other directorships		

I consent to act as director of the company named on page 1

Consent signature Date

This section must be signed by either an agent on behalf of all subscribers or the subscribers (i.e those who signed as members on the memorandum of association).		
	Signed [signature] duly authorised for and on behalf of Harvey Ingram Directors Limited	Date 10 7.07
	Signed [signature] duly authorised for and on behalf of Harvey Ingram Secretaries Limited	Date 10.7.07
	Signed	Date
	Signed	Date
	Signed	Date
	Signed	Date
	Signed	Date

Notes

1 Show for an individual the full forename(s) NOT INITIALS and surname together with any previous forename(s) or surname(s)

If the director or secretary is a corporation or Scottish firm - show the corporate or firm name on the surname line

Give previous forename(s) or surname(s) except that

- for a married woman, the name by which she was known before marriage need not be given,
- names not used since the age of 18 or for at least 20 years need not be given

A peer, or an individual known by a title, may state the title instead of or in addition to the forename(s) and surname and need not give the name by which that person was known before he or she adopted the title or succeeded to it

Address:

Give the usual residential address

In the case of a corporation or Scottish firm give the registered or principal office

Subscribers

The form must be signed personally either by the subscriber(s) or by a person or persons authorised to sign on behalf of the subscriber(s).

2 Directors known by another description

- A director includes any person who occupies that position even if called by a different name, for example, governor, member of council.

3 Directors details

- Show for each individual director the director's date of birth, business occupation and nationality **The date of birth must be given for every individual director.**

4 Other directorships

- Give the name of every company of which the person concerned is a director or has been a director at any time in the past 5 years You may exclude a company which either is or at **all times during the past 5 years,** when the person was a director, **was.**

- dormant,
- a parent company which wholly owned the company making the return,
- a wholly owned subsidiary of the company making the return, or
- another wholly owned subsidiary of the same parent company

If there is insufficient space on the form for other directorships you may use a separate sheet of paper, which should include the company's number and the full name of the director.

5 Use Form 10 continuation sheets or photocopies of page 2 to provide details of joint secretaries or additional directors

052522/100

100

The Companies Acts 1985 and 1989

Private Company Limited by Shares

Memorandum of Association

of

No 641 Leicester Limited

1 The Name of the Company is "NO 641 LEICESTER LIMITED"

2 The Company's registered office is to be situated in England and Wales

3 The Company's objects are

3.1 to carry on any trade or business whatsoever as a general commercial company, and

3.2 to do all such things as are incidental or conducive to the carrying on of any trade or business by it,

3.3 to purchase or by any other means acquire any property for any estate or interest whatever, any rights, privileges or easements over or in respect of any property, any buildings, offices, land or premises whatsoever, any plant, machinery or similar assets, any barges, ships or vessels whatsoever, any stock, and any real or personal property or rights whatsoever which may be necessary for, or may be conveniently used with, or may enhance the value of, any other property of the Company,

3.4 to erect, construct, maintain, alter, enlarge, pull down, and remove or replace any buildings, offices, factories, mills works, wharves, roads, railways, tramways, machinery, engines, walls fences, banks, dams, sluices or watercourses and to clear sites for the same, or to join with any person, firm, or company in doing any of the things aforesaid, and to work, manage, and control the same or join with others in so doing,

3.5 to purchase or otherwise acquire, take over, and undertake the whole or any part of the business and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, as part of the consideration for the same, to undertake all or any of the liabilities of such person, firm, or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for limiting competition, or for mutual assistance with any such person, firm, or company, or for subsidising or otherwise assisting any such person, firm or company, to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock, or securities that may be agreed upon, and to hold and retain, or sell, mortgage, and deal with any shares, debentures, debenture stock, or securities so received,

3.6 to apply for, register, purchase or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere, any patents, patent rights, licences, trade marks, designs, protections, and concessions, to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, to expend money in experimenting upon and testing and in improving or seeking to improve any patents, inventions or rights which the Company may acquire or propose to acquire,

3.7 to improve, manage, cultivate, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company,

3.8 to borrow or raise money in such manner as the Company shall think fit, and in particular by the issue of debentures or debenture stock, to secure the repayment of any money borrowed, raised or owing, by mortgage, charge, or lien upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, by a similar mortgage, charge, or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake,

3.9 to lend and advance money or give credit to any company, firm or person, to give all kinds of indemnities, to guarantee (either by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets present and future and uncalled capital of the Company or by both such methods) the performance of the obligations and the payment of the capital or principal (together with any premium) of, and dividends or interest on, any debenture stocks, shares or other securities of any company, firm or person and in particular (but without limiting the generality of the foregoing) any company which is for the time being the Company's holding or subsidiary company (as defined by section 736 of the Companies Act 1985) or otherwise associated with the Company in business, to do all such things whether or not this Company receives directly or indirectly any consideration or advantage therefrom,

3.10 to draw, make, accept, endorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments,

3.11 to invest and deal with the moneys of the Company not immediately required for the Company's use in such shares and securities and in such manner as may from time to time be determined,

3.12 to apply for, promote, and obtain any Act of Parliament, Provisional Order, or Licence of the Board of Trade or other authority for enabling the Company to carry any of its objects into effect, or for any purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests,

3.13 to enter into any arrangements with any governments or authorities or any companies, firms, or persons that may seem conducive to the attainment of the Company's objects or any of them, to obtain from any government, authority, company, firm, or person any charters, contracts, decrees, rights, privileges, and

concessions, and to carry out, exercise, and comply with any such charters, contracts, decrees, rights, privileges, and concessions,

3 14 to act as agents or brokers and as trustees for any person, firm, or company, and to undertake and perform sub-contracts, to act in any of the businesses of the Company through or by means of agents, brokers, sub-contractors or others,

3 15 to subscribe for, purchase, or otherwise acquire and hold shares or other interest in or securities of any other company having objects altogether or in part similar to those of this Company or carrying on any business capable of being carried on so as directly or indirectly to benefit this Company,

3.16 to remunerate any person, firm, or company rendering services to this Company, either by cash payment or by the allotment to him or them of shares or securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient,

3.17 to establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is for the time being the Company's holding or subsidiary company (as defined by section 736 of the Companies Act 1985) or otherwise associated with the Company in business or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well being of the Company or of any such other company or persons as aforesaid, to make payments for or towards the insurance of any such persons as aforesaid, to subscribe or guarantee money for charitable or benevolent objects or for any public, general or useful object, to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid,

3.18 to promote any other company for the purpose of acquiring the whole or any part of the business or property and undertaking any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid,

3.19 to sell or otherwise dispose of the whole or any part or parts of the business or property of the Company for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any other company,

3.20 to distribute among the members of the Company in kind any property of the Company including any shares, debentures, or securities of any other company,

3.21 to pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or

company to pay the same, to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares, debentures, debenture stock, or other securities of the Company,

3 22 to procure the Company to be registered or recognised in any part of the world,

3.23 to do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them

It is hereby expressly declared that each sub-clause of this clause shall be construed independently of the other sub-clauses hereof, and that none of the objects mentioned in any sub-clause shall be deemed to be merely subsidiary to the objects mentioned in any other sub-clause

4 The liability of the members is limited

5 The share capital of the Company is £100 divided into 100 shares of £1 each

WE the several persons whose names, addresses, and descriptions are subscribed are desirous of being formed into a Company in pursuance of this memorandum of association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber
Harvey Ingram Directors Limited 20 New Walk LEICESTER LE1 6TX duly authorised for and on behalf of Harvey Ingram Directors Limited	One
Harvey Ingram Secretaries Limited 20 New Walk LEICESTER LE1 6TX **duly authorised for and on behalf of Harvey Ingram Secretaries Limited**	One

Dated the 10th day of July 2007

Witness to the above signatures

Claire Jane Rowlinson

Legal Secretary

20 New Walk

LEICESTER

LE1 6TX

The Companies Acts 1985 and 1989

Private Company Limited by Shares

Articles of Association

of

No 641 Leicester Limited

---

1 Preliminary

1.1 The Regulations contained in Table A in the Schedule to The Companies (Tables A to F) Regulations 1985 as amended by The Companies (Tables A to F) (Amendment) Regulations 1985 (such table being hereinafter referred to as "**Table A**"), shall apply to the Company, save in so far as they are varied excluded or inconsistent with these articles

1.2 Regulations 8, 24, 59, 64, 65, 87, 95 and 118 in Table A shall not apply to the Company but the articles hereinafter contained and the remaining Regulations in Table A, as varied hereby, shall constitute the articles of association of the Company

1.3 In Table A the definition ""the seal" means the common seal of the company" shall be modified to read ""the seal" means the common seal of the Company or any mode of execution as a deed which is authorised by these articles"

1.4 In these articles "**the Act**" means the Companies Act 1985 including any statutory modification or re-enactment for the time being in force

2 Shares

2.1 Any original shares for the time being unissued and any new shares from time to time to be credited shall, before they are issued, be offered to the members in proportion, as nearly as may be, to the number of shares held by them Such offer shall be made by notice specifying the number of shares offered, and limiting a time (being not less than 7 days) within which the offer, if not accepted, will be deemed to be declined and after the expiration of such time or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the shares not accepted by him shall be offered to the other members in the proportions and on the like terms as are hereinbefore mentioned and if no such member accepts the shares so offered the directors may subject to these articles dispose of the same in such manner as they think most beneficial to the Company Subject as aforesaid the directors may in like manner dispose of any such new or original shares as aforesaid which, by reason of the proportion borne by them to the number of persons entitled to such offer as aforesaid or by reason of any other difficulty in apportioning the same, cannot in

the opinion of the directors be conveniently offered in manner hereinbefore provided

2.2 Subject as mentioned in article 2 1 hereof the directors are unconditionally authorised, for the purposes of section 80 of the Act to allot and dispose of or grant options over the Company's shares to such persons, on such terms and in such manner as they think fit, up to the nominal amount of the unissued shares at the date of the adoption of these articles for a period of five years from the date of the adoption of these articles and thereafter provided this authority is renewed from time to time by the Company in general meeting in accordance with the said section 80

2.3 With the consent of the Company in general meeting, the directors may, for a period not exceeding five years from the date of such consent, allot, and dispose of or grant options over any shares with which they are authorised to deal by article 2 2 above to such persons, on such terms and in such manner as they think fit

2.4 Sections 89(1), 90(1) to 90(6) inclusive of the Act shall not apply to the Company

2.5 The Company may issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder in accordance with and subject to sections 159 to 161 inclusive of the Act

2.6 The directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share

3 Lien

The Company shall have a first and paramount lien on every share for all monies (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares registered in the name of any persons (whether solely or jointly with others) for all monies owing to the Company from him or his estate either alone or jointly with any other person whether as a member or not and whether such monies are presently payable or not The directors may at any time declare any share to be wholly or partly exempt from the provisions of this article The Company's lien on a share shall extend to any amount payable in respect of it

4 Calls on shares

The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of Regulation 18 in Table A of the words "and all expenses that may have been incurred by the Company by reason of such non-payment"

5 General meetings

5.1 Regulation 41 of Table A shall be read and construed as if there were added at the end thereof the words "and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the member or members present shall be a quorum"

5.2 On a show of hands or on a poll votes may be given either personally or by proxy

6 Appointment of directors

Any member or members holding not less than twenty five per cent in nominal amount of the issued share capital which confers the right to attend and vote at general meetings may at any time appoint any person to be a director, whether as an additional director or to fill a vacancy, and may remove from office any director so appointed Any such appointment or removal shall be effected by notice in writing to the Company signed by the member or members making the same or in the case of a corporate member signed by any director thereof or by any person so authorised by resolution of the directors or of any other governing body thereof Any such appointment or removal shall take effect when the notice effecting the same is delivered to the registered office or to the secretary of the Company, or is produced at a meeting of the directors Any such removal shall be without prejudice to any claim which a director may have under any contract between him and the Company

7 Directors

7 1 Any director (including an alternate director) may participate in a meeting of the directors or a committee of directors of which he is a member by means of a conference telephone or similar communicating equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting

7.2 Unless otherwise determined by ordinary resolution the number of directors (other than alternate directors) shall not be subject to any maximum but shall not be less than one If and so long as there is a sole director, he may exercise all the powers and authorities vested in the directors by these articles and the quorum under Regulation 89 of Table A shall be one

7.3 A director shall not be required to hold any share qualification All directors and alternate directors shall be entitled to receive all notices of and other communications relating to and to attend and speak at any general meeting of the Company and at any separate meeting of the holder of any class of shares in the Company

7.4 Provided that he has complied with the provisions of Regulation 85 of Table A a director may vote as a director in regard to any contract or arrangement in which he is interested or upon any matter arising therefrom If a director shall so vote, his vote shall be counted and he shall be included in calculating a quorum when any such contract or arrangement is under consideration Regulation 94 of Table A shall be modified accordingly in its application to the Company

7.5 Any person may be appointed or elected as a director, whatever his age No director shall be required to vacate the office of director by reason of his attaining or having attained the age of seventy years or any other age

7.6 The power of the Company contained in section 719 of the Act to make provision for the benefit of persons employed by or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any

person of the whole or part of the undertaking of the Company or its subsidiaries may be exercised by a resolution of the directors

8 Alternate directors

8.1 Any director (other than an alternate director) may appoint any person to be an alternate director and may remove from office an alternate director so appointed by him

8.2 When an alternate director is also a director or acts as an alternate director for more than one director, such alternate director shall have one vote for every director so represented by him (in addition to his own vote if he is himself a director) and when so acting shall be considered as two directors for the purpose of making a quorum if the quorum exceeds two

9 Service directors

9.1 The directors may from time to time appoint any person who shall at the time of his appointment be employed by the company or a subsidiary to be a Service Director (or similar title) who shall be subject to the following provisions namely

9 1 1 his appointment, continuance in or removal from office and his powers, duties and remuneration shall be determined by the directors with full power to make such arrangements as the directors think fit, and

9 1 2 save as otherwise agreed between him and the Company, the appointment of a person to be a Service Director shall not affect the terms and conditions of his employment by the Company or by a subsidiary of the Company, whether as regard duties, remuneration or otherwise Save as aforesaid his position as a Service Director shall be vacated if he becomes of unsound mind, or bankrupt, or compounds with his creditors, or if he becomes prohibited from being appointed a director by virtue of any provision of the Act or he becomes prohibited by law from being a director, or he gives the Company notice in writing that he resigns such position, or if his employment with the Company or with any subsidiary of the Company ceases, or if the term of his appointment shall have expired, or if the directors resolve that his appointment as Service Director be determined

9 1 3 a person appointed to such a title shall not by reason thereof

(a) have any right of access to the books of the Company,

(b) be entitled to receive notice of or attend or vote at meetings of the directors, or

(c) be entitled to participate in any other respect in the exercise of any of the collective powers or duties of the directors, or to exercise any of the powers or rights of a director individually,

and if, at the invitation or by the order of the directors, such person shall attend and take part in the proceedings at any meeting of the board he shall be deemed to do so in an advisory capacity only

The expression "**Service Director**" (or any similar title employed pursuant to this article) shall mean a person appointed to hold that position pursuant to this article and the expression "**director**" where used herein or in Table A shall not include such person or title and a Service Director shall only use that description and shall not describe himself as or hold himself out to be a director

10 Remuneration of directors

10.1 Regulation 82 of Table A shall be amended by the addition of the following -

"Such remuneration shall be divided between the directors in such proportion and manner as the directors may unanimously determine or (in default of such determination) equally, except that any director holding office for less than the period for which remuneration is paid shall rank in such division only in proportion to the fraction of the period during which he has held office Any director who, at the request of the directors, performs special services or goes or resides abroad for any purpose of the Company may receive such extra remuneration by way of salary, commission or participation in profits, or partly in one way and partly in another, as the directors may determine "

11 Pensions and allowances

The Company may by resolution of the directors provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any person (whether officer or employee) who has held but no longer holds any office or employment with the company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary and for any member of such person's family (including a spouse and a former spouse) or any person who is or was dependent on such person and may (as well before as after such person ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit

12 The seal

12.1 In accordance with the Act and the Companies Act 1989, a document may be executed as a deed without affixing the Company seal thereto provided that such execution shall only be used by the authority of the directors or by a committee of directors authorised by the directors The directors may determine who shall sign any instrument to which such form of execution is effected and unless otherwise so determined it shall be signed by a director and by the secretary or by a second director

12.2 In accordance with section 39 of the Act the Company may have an official seal for use in any territory, district or place elsewhere than in the United Kingdom

13 Notices

Any notice required by these articles to be given by the Company may be given by any visible form on paper, including telex, facsimile and electronic mail A notice communicated by such forms of immediate transmission shall be deemed to be given at the time it is

transmitted to the addressee Regulations 111 and 112 of Table A shall be amended accordingly

14 Indemnity

Subject to the provisions of the Act but without prejudice to any indemnity to which he may otherwise be entitled every director alternate director or other officer of the Company shall be entitled to be indemnified out of the Company's assets against all losses or liabilities which he may sustain or incur in or about the proper execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the Court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company

Names, addresses and descriptions of subscribers

Harvey Ingram Directors Limited

20 New Walk

LEICESTER

LE1 6TX

duly authorised for and on behalf of
Harvey Ingram Directors Limited

Harvey Ingram Secretaries Limited

20 New Walk

LEICESTER

LE1 6TX

duly authorised for and on behalf of
Harvey Ingram Secretaries Limited

Dated the 10th day of July 2007

Witness to the above signatures

Claire Jane Rowlinson

Legal Secretary

20 New Walk

LEICESTER

LE1 6TX